Exhibit 99.1

CONTACTS: Richard Leland Investor Relations 561-438-3796 Richard.Leland@officedepot.com	AnneMarie Mathews Media Relations 305-733-9744 AnneMarie.Mathews@officedepot.com

OFFICE DEPOT TAKES FIRST STEP IN STRATEGIC TRANSFORMATION TO

BECOME BUSINESS SERVICES PLATFORM WITH ACQUISITION OF COMPUCOM

Adding Market-Leading Provider of World-Class IT Services with Approximately $1.1 Billion in

Sales to Create a Powerful Omnichannel Tech Services Platform

Combines CompuCom’s Broad Set of Managed Technology Services with Access to

Office Depot’s Extensive Customer Base and Last-Mile Advantage to Generate Substantial

Growth Opportunities

Expects Over $40 Million in Estimated Annual Cost Synergies within Two Years; Acquisition to be Accretive in Year One

Attractive Free Cash Flow and Significant Financial Flexibility to Implement Office Depot’s New

Strategy to Grow Recurring Business Services Revenue

Boca Raton, Fla., October 3, 2017 – Office Depot, Inc. (“Office Depot” or the “company”) (NASDAQ:ODP) today announced it is pivoting the company from a traditional office products retailer to a broader business services and technology products platform. As the first step in this new strategic direction, the company has entered into a definitive agreement to acquire CompuCom Systems, Inc. (“CompuCom”), a market-leading provider of award-winning IT services, products and solutions that enable the digital workplace for enterprise, small and midsize businesses. The company also provided a preliminary estimate of third-quarter financial results and a lowered outlook for Office Depot’s stand-alone business for 2017.

“Technology is the office supply of the future,” said Gerry Smith, chief executive officer of Office Depot. “Today marks a significant milestone as we move to provide a unique business services platform for our current and future customers. Acquiring CompuCom is the first step in this new strategic direction. The combination of CompuCom’s enterprise IT services with our millions of customers and approximately 1,400 distribution points gives us the credibility and scale to build a sustainable platform and stand apart from the competition. The company will create value for shareholders from a diversified revenue base with a clear opportunity to grow higher value services and business-to-business revenues.”

Under the terms of the agreement, Office Depot will acquire CompuCom from Thomas H. Lee Partners, L.P. (“THL”), a premier private equity firm, for a total consideration of approximately $1 billion, which includes the repayment of CompuCom debt and issuance of new Office Depot shares. Following the transaction, THL will hold an equity position in Office Depot of approximately 8% of total shares outstanding.

Founded in 1987, CompuCom provides highly-rated managed IT services to businesses with over 5.1 million unique end users. CompuCom’s team of approximately 6,000 licensed technicians is the largest employee field technician workforce in North America, providing remote and onsite technology support. CompuCom procures, installs and manages the lifecycle of hardware and software for businesses, and offers IT support services including remote help desk, data centers and on-site IT professionals. CompuCom was positioned in the Leaders quadrant of Gartner’s® most recently released Magic Quadrant® for Managed Workplace Services, North America. CompuCom has established long-term relationships with hundreds of blue chip customers, including six of the top 10 Fortune 500 companies, and many small- and medium-sized businesses, including local franchises of national brands.

Compelling Market Opportunity

The combination represents a unique opportunity to bring world-class IT support services to all of Office Depot’s customers, particularly underserved small- and medium-sized businesses (SMBs).

•	$25 Billion Opportunity: Together, Office Depot and CompuCom will be positioned to capture market share in a $25 billion, highly fragmented market as the first company to provide a nationwide, comprehensive network of enterprise-level tech services and products.

•	Targeted Small and Medium Business Model: The combined company will have an unmatched position in serving SMB customers by providing end-to-end award-winning IT services through its approximately 6,000 salaried, certified technicians nationwide and top-tier cloud and data centers. This model will fit within Office Depot’s omnichannel platform, particularly its last-mile footprint that offers access to nearly six million SMBs within three miles of its approximately 1,400 stores.

•	Expect Increased Traffic and Services Revenue Improving Store Profitability: CompuCom’s established SMB offering, Tech-Zone, will be placed within Office Depot’s nationwide retail footprint, providing immediate scale and driving traffic into Office Depot stores. Added services revenue and increased foot traffic will improve per-store profitability.

•	Immediate Cross-Selling Opportunity with Minimal Overlap: Both Office Depot and CompuCom sales teams can capitalize on minimal customer overlap to quickly begin cross-selling a full suite of products and services, with an incentive structure focused on driving services revenue.

•	Continued Focus on Core Enterprise Business: CompuCom will be the technology services platform for Office Depot, expanding CompuCom’s reach and enabling further efficiency initiatives in its core enterprise business focused on automation and innovation.

•	Enhanced Management Expertise: Since the arrival of Gerry Smith, who brings in-depth expertise in the technology sector, the company has added several senior leaders, including chief marketing officer, Jerri DeVard, chief legal officer, N. David Bleisch and chief merchant and services officer, Janet Schijns, who collectively bring proven experience in services and demand generation, in order to unlock the full value of this combination.

“Together with Office Depot we can create a distinctive offering for our enterprise and SMB customers and accelerate our growth,” said Dan Stone, chief executive officer of CompuCom. “The workplace has truly moved to a digital environment with the average worker having over four connected devices. Office Depot’s established brand and large national footprint will help to drive the expansion of our offerings to more markets and build on our client-focused success to welcome new customers seeking high-quality technology services and solutions.”

“We strongly believe in the compelling opportunity to create value for shareholders in this combination and look forward to supporting Office Depot in this next chapter,” said Soren Oberg, managing director at Thomas H. Lee Partners. “Office Depot is an ideal partner for CompuCom, as their strengths are highly complementary and, together, they will have a strong foothold in the fragmented managed services market and greater opportunities for growth.”

Financial Impact

Stephen Hare, chief financial officer of Office Depot added: “With this acquisition, we immediately add CompuCom’s significant, recurring revenue stream and proven service offerings to our platform, allowing us to quickly build scale. Together we will build deeper relationships with our business customers and provide the solutions they need, while generating long-term, sustainable value for our shareholders.”

The acquisition of CompuCom is expected to accelerate Office Depot’s ability to enhance shareholder value and pursue topline growth. While Office Depot intends to provide greater detail surrounding the long-term financial impact of the transaction during its next earnings call in November, Office Depot expects to:

•	Add approximately $1.1 billion of revenue

•	Deliver expected cost synergies of over $40 million within two years

•	Realize substantial revenue synergies over time as a result of the opportunity for CompuCom to access Office Depot’s multi-channel customer base

Office Depot has a demonstrated track-record of success in integrating acquisitions and delivering synergies, including over $750 million in cost savings from the OfficeMax acquisition alone.

Office Depot will finance the acquisition with new debt and the issuance of approximately 45 million shares of its common stock to THL. Office Depot expects to refinance CompuCom’s existing debt with a new term loan of approximately $750 million. Following the close of the transaction, Office Depot expects to maintain substantial financial flexibility with low balance sheet leverage, strong liquidity, and positive free cash flow available for debt repayment, capital returns to shareholders and growth initiatives.

Office Depot remains committed to returning capital to shareholders including its current cash dividend plan. The existing share buyback plan authorized by the Board of Directors remains in place.

Preliminary Q3 Results and Full-Year Outlook (3)(6)

Office Depot expects to report its third-quarter 2017 financial results in November. Based on a preliminary assessment, the company expects to report(5):

•	Total reported sales decline between 7-8% for the quarter including store closures.

•	Between 5-6% decline in comparable retail store sales.

•	Between 5-6% decline in constant currency sales within the BSD.

•	Adjusted operating income(2) between $125-$135 million for the quarter.

•	Free cash flow(4) from continuing operations of approximately $200 million for the quarter.

•	Approximately $750 million in cash and cash equivalents and approximately $1 billion available under the Amended and Restated Credit Agreement, for total available liquidity of approximately $1.75 billion. Total debt of approximately $285 million excluding non-recourse debt.

Office Depot expects to provide an updated long-term outlook, including the impact of the CompuCom acquisition, with the announcement of its third-quarter 2017 financial results, however the company has lowered its outlook for 2017.

Adjusted operating income(2) for fiscal 2017 is now estimated to be between $400-$425 million, excluding the impact of this transaction, compared to the previous estimate of approximately $500 million. Depreciation and amortization for the year is still estimated at $150 million with capital expenditures totaling $125 million compared to the previous estimates of $150 million for capital expenditures. Our updated guidance is driven by a number of factors, including:

•	Three hurricanes in the U.S. and Puerto Rico, where a significant concentration of our retail and BSD customers are located, particularly in Texas, Florida and Puerto Rico.

•	Lower sales and store traffic during this year’s back to school period, which is typically a strong season for Office Depot.

•	Temporary higher supply chain costs arising primarily from transition issues related to planned consolidation of vendors and warehouses.

•	Professional fees and other costs related to developing our strategy and transition to a broader omnichannel business services platform.

“We have moved quickly to make the necessary management and operational changes to address these performance issues, while investing in our services platform to prepare for this transaction with CompuCom,” commented Gerry Smith.

“We are focused on building stable and recurring service offerings that leverage our omnichannel platform and deliver the solutions our customers need, and strongly believe it can unlock significant value to our shareholders as we position Office Depot for the future.”

Approval Process

This transaction is subject to customary closing conditions, including required regulatory approvals. This transaction is not subject to a shareholder vote and is expected to close by the end of the year.

Advisors

Goldman Sachs & Co. LLC is serving as financial advisor to Office Depot. Wachtell, Lipton, Rosen & Katz is serving as legal counsel. Weil Gotshal & Manges LLP is serving as legal counsel to CompuCom.

Additional information regarding the CompuCom acquisition and accompanying presentation can be found on Office Depot’s website in the “Investor Relations” section.

(1)	Source: Gartner “Magic Quadrant for Managed Workplace Services, North America” by Daniel Barros, Helen Huntley, Karen A. Hobert, January 30, 2017. Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.
(2)	Adjusted amounts represent non-GAAP measures and exclude charges or credits not indicative of core operations and the tax effect of these items, which may include but not be limited to merger integration, restructuring, acquisition, asset impairments and executive transition costs.
(3)	The company’s preliminary third quarter results and full-year outlook in this release include non-GAAP financial measures such as Adjusted Operating Income and free cash flow may exclude charges or credits not indicative of core operations. Office Depot is unable to provide preliminary results for comparable GAAP measures such as operating income, net income or net cash provided by operating income for the third quarter without unreasonable efforts because the exact amount of these charges or credits are not currently determinable until the closing procedures for the quarter is complete, but may be significant. Accordingly, the company is unable to provide reconciliations from GAAP to non-GAAP for these financial measures without unreasonable effort, although it is important to note that these charges or credits could be material to Office Depot’s third quarter results in accordance with GAAP.
(4)	Free cash flow is defined as net cash provided by operating activities less capital expenditures. Capital expenditures exclude the purchase of the company’s previously leased head office.
(5)	The estimates reflect Office Depot’s preliminary unaudited estimates and views on market trends observed year to date for 2017 and are based on information available as of the date hereof. Actual results and estimates may differ materially from the estimates and trends described above due to developments or other information that may arise between now and the time the financial results for the third quarter or fiscal year are finalized. These preliminary results should not be viewed as a substitute for our third quarter interim unaudited consolidated financial statements prepared in accordance with GAAP.
(6)	Management of Office Depot believes that the presentation of non-GAAP financial measures such as Adjusted Operating Income and free cash flow enhances the ability of its investors to analyze trends in its business and provides a means to compare periods that may be affected by various items that might obscure trends or developments in its business. Non-GAAP measures help to evaluate programs and activities that are intended to attract and satisfy customers, separate from expenses and credits directly associated with merger, restructuring, and certain similar items. Our measurement of these non-GAAP financial measures may be different from similarly titled financial measures used by others and therefore may not be comparable. These non-GAAP financial measures should not be considered superior to the GAAP measures, but only to clarify some information and assist the reader.

About Office Depot, Inc.

Office Depot, Inc. is a leading provider of office supplies, business products and services delivered through an omnichannel platform.

The company had 2016 annual sales of approximately $11 billion, employed approximately 38,000 associates, and served consumers and businesses in North America and abroad with approximately 1,400 retail stores, award-winning e-commerce sites and a dedicated business-to-business sales organization – with a global network of wholly owned operations, franchisees, licensees and alliance partners. The company operates under several banner brands including Office Depot, OfficeMax and Grand & Toy. The company’s portfolio of exclusive product brands include TUL, Foray, Brenton Studio, Ativa, WorkPro, Realspace and Highmark.

Office Depot, Inc.’s common stock is listed on the NASDAQ Global Select Market under the symbol “ODP.”

Office Depot is a trademark of The Office Club, Inc. OfficeMax is a trademark of OMX, Inc. ©2017 Office Depot, Inc. All rights reserved. Any other product or company names mentioned herein are the trademarks of their respective owners.

About CompuCom

CompuCom Systems, Inc., a global company headquartered in North America, provides IT managed services, infrastructure solutions, consulting and products to Fortune 1000 companies committed to enhancing their end users’ experience. Founded in 1987, privately held CompuCom employs approximately 11,500 associates. For more information, visit www.compucom.com.

About Thomas H. Lee Partners, L.P.

Thomas H. Lee Partners, L.P. (“THL”) is a premier private equity firm investing in middle market growth companies, headquartered in North America, exclusively in four industry sectors: Business & Financial Services, Consumer & Retail, Healthcare, and Media, Information Services & Technology. Using the firm’s deep domain expertise and the internal operating capabilities of its Strategic Resource Group, THL seeks to create deal sourcing advantages, and to accelerate growth and improve operations in its portfolio companies in partnership with management teams.

Since its founding in 1974, THL has raised over $22 billion of equity capital, acquired over 140 portfolio companies and completed over 360 add-on acquisitions which collectively represent a combined enterprise value at the time of acquisition of over $200 billion.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities. The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act and applicable state securities laws.

FORWARD LOOKING STATEMENTS

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations, cash flow or financial condition, or state other information relating to, among other things, Office Depot, based on current beliefs and assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “outlook,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” “propose” or other similar words, phrases or expressions, or other variations of such words. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of Office Depot’s control. There can be no assurances that Office Depot will realize these expectations or that these beliefs will prove correct, and therefore investors and stockholders should not place undue reliance on such statements.

Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the ability to consummate the transaction between Office Depot and CompuCom pursuant to the terms and in accordance with the timing described in this press release, the risk that Office Depot may not be able to realize the anticipated benefits of the transaction due to unforeseen liabilities, future capital expenditures, expenses, indebtedness and the unanticipated loss of key customers or the inability to achieve expected revenues, synergies, cost savings or financial performance after the completion of the transaction with CompuCom, the risk that the refinancing of CompuCom’s outstanding debt is not obtained on favorable terms, uncertainty of the expected financial performance of Office Depot following the completion of the transaction, impact of weather events on Office Depot’s business, impacts and risks related to the termination of the attempted Staples acquisition, disruption in key business activities or any impact on Office Depot’s relationships with third parties as a result of the announcement of the termination of the Staples Merger Agreement; unanticipated changes in the markets for Office Depot’s business segments; the inability to realize expected benefits from the disposition of the European and other international operations; fluctuations in currency exchange rates, unanticipated downturns in business relationships with customers or terms with the company’s suppliers; competitive pressures on Office Depot’s sales and pricing; increases in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technology products and services; unexpected technical or marketing difficulties; unexpected claims, charges, litigation, dispute resolutions or settlement expenses; new laws, tariffs and governmental regulations. The foregoing list of factors is not exhaustive. Investors and stockholders should carefully consider the foregoing factors and the other risks and uncertainties described in Office Depot’s Annual Report on Form 10-K, as amended, and Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. Office Depot does not assume any obligation to update or revise any forward-looking statements.